Exhibit 99.1

For immediate release

Veeva Announces Fiscal 2019 Third Quarter Results

Total Revenues of $224.7M, up 27% Year-over-year

Subscription Services Revenues of $178.2M, up 25% Year-over-year

PLEASANTON, CA — November 28, 2018 — Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fiscal third quarter ended October 31, 2018. All results, including prior periods, and guidance reflect the new revenue recognition standard ASC 606.

“We executed well across all areas of the business, expanding our leadership with Veeva Commercial Cloud and Veeva Vault,” said CEO Peter Gassner. “Our focus on innovation and customer success coupled with our consistent execution sets us up for a great finish to the year and establishes a strong foundation for next year and beyond.”

Fiscal 2019 Third Quarter Results:

•

Revenues: Total revenues for the third quarter were $224.7 million, up from $177.0 million one year ago, an increase of 27% year-over-year. Subscription services revenues for the third quarter were $178.2 million, up from $142.8 million one year ago, an increase of 25% year-over-year.

•

Operating Income and Non-GAAP Operating Income(1): Third quarter operating income was $63.1 million, compared to $42.5 million one year ago, an increase of 48% year-over-year. Non-GAAP operating income for the third quarter was $84.4 million, compared to $58.4 million one year ago, an increase of 45% year-over-year.

•

Net Income and Non-GAAP Net Income(1): Third quarter net income was $64.1 million, compared to $34.9 million one year ago, an increase of 83% year-over-year. Non-GAAP net income for the third quarter was $70.3 million, compared to $38.9 million one year ago, an increase of 81% year-over-year.

•

Net Income per Share and Non-GAAP Net Income per Share(1): For the third quarter, fully diluted net income per share was $0.41, compared to $0.23 one year ago, while non-GAAP fully diluted net income per share was $0.45, compared to $0.25 one year ago.

“We are pleased to report our results came in well above guidance for the quarter, as we continued to deliver a unique combination of growth and profitability,” said CFO Tim Cabral. “Looking to next year, we expect to hit $1 billion in total revenue, significantly ahead of our original plan.”

Recent Highlights:

•

Strategic Wins for Vault Clinical — The company had its first Veeva Vault CTMS win with a top 20 pharmaceutical company, who will deploy globally. Another leading CRO chose Veeva Vault eTMF, the third top 7 CRO to standardize on the product.

® 2018 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.

•

Veeva Extends Leadership in CRM Across All Segments — A top 10 pharmaceutical company added more than 5,000 Veeva CRM users across multiple regions as part of its global expansion. Additionally, a major consumer health company selected multichannel Veeva CRM for 40 markets. Momentum also continued in SMB, with Veeva adding 31 new customers since the start of the fiscal year.

•	Top 50 Pharma Goes Global with Veeva OpenData — Veeva signed a top 50 pharmaceutical company to implement Veeva OpenData globally. In addition, a top 20 selected Veeva OpenData for the U.S.
•

Continued Enterprise Progress in Vault RIM — In the quarter, a top 20 pharmaceutical company chose Vault RIM for its global regulatory operations, the sixth top 20 to select Veeva regulatory solutions.

Financial Outlook:

Veeva is providing guidance for its fiscal fourth quarter ending January 31, 2019 as follows:

•	Total revenues between $226 and $227 million.
•	Non-GAAP operating income between $77 and $78 million(2).
•	Non-GAAP fully diluted net income per share of $0.40(2).

Veeva is providing guidance for its fiscal year ending January 31, 2019 as follows:

•	Total revenues between $855.8 and $856.8 million.
•	Non-GAAP operating income between $298.6 and $299.6 million(2).
•	Non-GAAP fully diluted net income per share of $1.58(2).

Conference Call Information:

What:Veeva’s Fiscal 2019 Third Quarter Results Conference Call

When:Wednesday, November 28, 2018

Time:1:30 p.m. PT (4:30 p.m. ET)

Live Call:1-833-235-5654, domestic

1-647-689-4160, international

Conference ID 498 9800

Webcast:ir.veeva.com

__________

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items.  See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the fourth fiscal quarter ending January 31, 2019 or fiscal year ending January 31, 2019 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. The effect of these excluded items may be significant.

® 2018 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	2

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 675 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices throughout North America, Europe, Asia, and Latin America. For more information, visit veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva’s future performance, market growth, the benefits from the use of Veeva’s solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) breaches in our security measures or unauthorized access to our customers’ data; (ii) our expectation that the future growth rate of our revenues will decline; (iii) fluctuation of our results, which may make period-to-period comparisons less meaningful; (iv) competitive factors, including but not limited to pricing pressures, consolidation among our competitors, entry of new competitors, the launch of new products and marketing initiatives by our existing competitors, and difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers; (v) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established applications, like Veeva CRM; (vi) loss of one or more customers, particularly any of our large customers; (vii) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure; (viii) failure to sustain the level of profitability we have achieved in the past as our costs increase; (ix) adverse changes in economic, regulatory, or market conditions, particularly in the life sciences industry, including as a result of customer mergers; (x) our ability to attract and retain highly skilled employees and manage our growth effectively; (xi) a decline in new subscriptions that may not be immediately reflected in our operating results due to the ratable recognition of our subscription revenue; and (xii) pending, threatened, or future legal proceedings and related expenses.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-Q for the period ended July 31, 2018. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

###

Investor Relations Contact:

Rick Lund
Veeva Systems Inc.
925-271-9816
ir@veeva.com

Media Contact:

Roger Villareal
Veeva Systems Inc.
925-264-8885
pr@veeva.com

® 2018 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	3

VEEVA SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 31,	January 31,
	2018	2018
		*As adjusted
Assets
Current assets:
Cash and cash equivalents	$467,643	$320,183
Short-term investments	584,283	441,779
Accounts receivable, net	90,053	224,668
Unbilled accounts receivable	19,989	13,348
Prepaid expenses and other current assets	21,226	12,443
Total current assets	1,183,194	1,012,421
Property and equipment, net	53,614	52,284
Deferred costs, net	28,035	30,306
Goodwill	95,804	95,804
Intangible assets, net	26,188	31,490
Deferred income taxes, noncurrent	3,468	2,222
Other long-term assets	6,978	5,806
Total assets	$1,397,281	$1,230,333

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,859	$6,944
Accrued compensation and benefits	14,515	17,054
Accrued expenses and other current liabilities	12,091	13,152
Income tax payable	3,092	2,080
Deferred revenue	196,159	266,939
Total current liabilities	236,716	306,169
Deferred income taxes, noncurrent	14,143	10,949
Other long-term liabilities	8,117	6,977
Total liabilities	258,976	324,095
Stockholders’ equity:
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	591,497	515,272
Accumulated other comprehensive income	(1,239)	1,600
Retained earnings	548,046	389,365
Total stockholders’ equity	1,138,305	906,238
Total liabilities and stockholders’ equity	$1,397,281	$1,230,333

* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), and ASU 2018-02, “Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income,” both of which were adopted on February 1, 2018.

® 2018 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	4

VEEVA SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share data)

(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2018	2017	2018	2017
		*As adjusted		*As adjusted
Revenues:
Subscription services	$178,214	$142,802	$503,809	$407,483
Professional services and other	46,517	34,206	126,078	97,092
Total revenues	224,731	177,008	629,887	504,575
Cost of revenues(3):
Cost of subscription services	28,335	27,758	87,394	80,696
Cost of professional services and other	33,039	25,476	93,361	71,815
Total cost of revenues	61,374	53,234	180,755	152,511
Gross profit	163,357	123,774	449,132	352,064
Operating expenses(3):
Research and development	40,001	34,035	116,024	95,024
Sales and marketing	37,699	31,892	110,306	94,103
General and administrative	22,563	15,352	62,934	43,512
Total operating expenses	100,263	81,279	289,264	232,639
Operating income	63,094	42,495	159,868	119,425
Other income, net	4,606	1,359	10,087	4,808
Income before income taxes	67,700	43,854	169,955	124,233
Provision for income taxes	3,615	8,929	11,274	13,710
Net income	$64,085	$34,925	$158,681	$110,523

Net income attributable to common stockholders, basic and diluted:	$64,085	$34,925	$158,681	$110,523

Net income per share attributable to common stockholders:
Basic	$0.44	$0.25	$1.10	$0.79
Diluted	$0.41	$0.23	$1.02	$0.72

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	144,737	140,857	143,765	139,858
Diluted	156,025	154,256	155,706	153,409
Other comprehensive income (loss):
Net change in unrealized gains (losses) on available-for-sale investments	$33	$(243)	$695	$(315)
Net change in cumulative foreign currency translation gain (loss)	(1,153)	(6)	(3,534)	1,226
Comprehensive income	$62,965	$34,676	$155,842	$111,434

(3) Includes stock-based compensation as follows:

Cost of revenues:
Cost of subscription services	$405	$377	$1,166	$1,095
Cost of professional services and other	2,782	2,288	7,767	6,110
Research and development	5,820	4,765	16,282	12,916
Sales and marketing	4,825	4,130	13,743	12,150
General and administrative	6,086	2,458	17,689	6,915
Total stock-based compensation	$19,918	$14,018	$56,647	$39,186

* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), which was adopted on February 1, 2018.

® 2018 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	5

VEEVA SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2018	2017	2018	2017
		*As adjusted		*As adjusted
Cash flows from operating activities
Net income	$64,085	$34,925	$158,681	$110,523
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,383	3,601	10,477	10,621
Amortization of premiums (accretion of discount) on short-term investments	(848)	365	(1,380)	1,207
Stock-based compensation	19,918	14,018	56,647	39,186
Amortization of deferred costs	4,595	4,203	13,697	12,338
Deferred income taxes	1,824	(44)	2,642	(987)
(Gain) Loss on foreign currency from market-to-market derivative	(19)	(134)	(182)	119
Bad debt expense (recovery)	84	(63)	262	(269)
Changes in operating assets and liabilities:
Accounts receivable	21,658	23,323	134,353	110,472
Unbilled accounts receivable	(5,212)	(4,852)	(6,641)	(5,331)
Deferred costs	(4,504)	(4,170)	(11,426)	(11,933)
Income taxes	1,029	6,125	525	4,063
Other current and long-term assets	(6,018)	(390)	(9,527)	(1,550)
Accounts payable	2,982	1,473	3,520	1,717
Accrued expenses and other current liabilities	406	1,405	(3,698)	1,949
Deferred revenue	(62,860)	(47,735)	(70,616)	(42,574)
Other long-term liabilities	1,053	184	1,620	2,450
Net cash provided by operating activities	41,556	32,234	278,954	232,001
Cash flows from investing activities
Purchases of short-term investments	(214,839)	(207,268)	(589,070)	(350,719)
Maturities and sales of short-term investments	130,137	74,806	447,947	203,183
Purchases of property and equipment	(4,163)	(1,635)	(5,558)	(8,130)
Capitalized internal-use software development costs	(495)	(301)	(1,009)	(1,334)
Net cash used in investing activities	(89,360)	(134,398)	(147,690)	(157,000)
Cash flows from financing activities
Proceeds from exercise of common stock options	4,867	3,747	19,728	17,163
Net cash provided by financing activities	4,867	3,747	19,728	17,163
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,154)	(12)	(3,530)	1,228
Net change in cash, cash equivalents, and restricted cash	(44,091)	(98,429)	147,462	93,392
Cash, cash equivalents, and restricted cash at beginning of period	512,940	410,428	321,387	218,607
Cash, cash equivalents, and restricted cash at end of period	$468,849	$311,999	$468,849	$311,999

* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), and ASU 2016-18, “Statement of Cash Flows, Restricted Cash,” both of which were adopted on February 1, 2018.

® 2018 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	6

Non-GAAP Financial Measures

In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items from its non-GAAP financial measures provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.

•

Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•

Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.

•

Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Veeva’s internal management reporting processes exclude both the capitalization of software (which would otherwise result in a reduction in net research and development operating expenses) and the amortization of capitalized software (which would otherwise result in an increase in cost of subscription revenues) when preparing budgets, plans and reviewing internal performance. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.

•

Deferred compensation associated with the Zinc Ahead business acquisition. The Zinc Ahead share purchase agreement, as revised, called for share purchase consideration to be deferred and paid at a rate of one-third of the deferred consideration amount per year to certain former Zinc Ahead employee shareholders and option holders who remain employed with Veeva on each deferred consideration payment date. In accordance with GAAP, these payments are being accounted for as deferred compensation and the expense is recognized over the requisite service period. Veeva’s management views this deferred compensation expense as an unusual acquisition cost associated with the Zinc Ahead acquisition and finds it useful to exclude it in order to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Veeva believes excluding this deferred compensation expense from its non-GAAP measures may allow investors to make more meaningful comparisons between its recurring operating results and those of other companies.

® 2018 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	7

•

Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles, capitalized internal-use software, and deferred compensation associated with the Zinc Ahead business acquisition for GAAP and non-GAAP measures.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

® 2018 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	8

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

VEEVA SYSTEMS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands)

(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2018	2017	2018	2017
		*As adjusted		*As adjusted
Cost of subscription services revenues on a GAAP basis	$28,335	$27,758	$87,394	$80,696
Stock-based compensation expense	(405)	(377)	(1,166)	(1,095)
Amortization of purchased intangibles	(690)	(923)	(2,397)	(2,987)
Amortization of internal-use software	(148)	(173)	(458)	(453)
Cost of subscription services revenues on a non-GAAP basis	$27,092	$26,285	$83,373	$76,161

Gross margin on subscription services revenues on a GAAP basis	84.1%	80.6%	82.7%	80.2%
Stock-based compensation expense	0.2	0.3	0.2	0.3
Amortization of purchased intangibles	0.4	0.6	0.5	0.7
Amortization of internal-use software	0.1	0.1	0.1	0.1
Gross margin on subscription services revenues on a non-GAAP basis	84.8%	81.6%	83.5%	81.3%

Cost of professional services and other revenues on a GAAP basis	$33,039	$25,476	$93,361	$71,815
Stock-based compensation expense	(2,782)	(2,288)	(7,767)	(6,110)
Deferred compensation associated with Zinc Ahead acquisition	(4)	(5)	(14)	(16)
Cost of professional services and other revenues on a non-GAAP basis	$30,253	$23,183	$85,580	$65,689

Gross margin on professional services and other revenues on a GAAP basis	29.0%	25.5%	25.9%	26.0%
Stock-based compensation expense	6.0	6.7	6.2	6.3
Gross margin on professional services and other revenues on a non-GAAP basis	35.0%	32.2%	32.1%	32.3%

Gross profit on a GAAP basis	$163,357	$123,774	$449,132	$352,064
Stock-based compensation expense	3,187	2,665	8,933	7,205
Amortization of purchased intangibles	690	923	2,397	2,987
Amortization of internal-use software	148	173	458	453
Deferred compensation associated with Zinc Ahead acquisition	4	5	14	16
Gross profit on a non-GAAP basis	$167,386	$127,540	$460,934	$362,725

Gross margin on total revenues on a GAAP basis	72.7%	69.9%	71.3%	69.8%
Stock-based compensation expense	1.4	1.6	1.4	1.4
Amortization of purchased intangibles	0.3	0.5	0.4	0.6
Amortization of internal-use software	0.1	0.1	0.1	0.1
Gross margin on total revenues on a non-GAAP basis	74.5%	72.1%	73.2%	71.9%

Research and development expense on a GAAP basis	$40,001	$34,035	$116,024	$95,024
Stock-based compensation expense	(5,820)	(4,765)	(16,282)	(12,916)
Capitalization of internal-use software	494	300	1,008	1,333
Deferred compensation associated with Zinc Ahead acquisition	(71)	(109)	(289)	(327)
Research and development expense on a non-GAAP basis	$34,604	$29,461	$100,461	$83,114

Sales and marketing expense on a GAAP basis	$37,699	$31,892	$110,306	$94,103
Stock-based compensation expense	(4,825)	(4,130)	(13,743)	(12,150)
Amortization of purchased intangibles	(977)	(978)	(2,901)	(2,902)
Deferred compensation associated with Zinc Ahead acquisition	(10)	(13)	(40)	(43)
Sales and marketing expense on a non-GAAP basis	$31,887	$26,771	$93,622	$79,008

General and administrative expense on a GAAP basis	$22,563	$15,352	$62,934	$43,512
Stock-based compensation expense	(6,086)	(2,458)	(17,689)	(6,915)
Deferred compensation associated with Zinc Ahead acquisition	—	(4)	—	(12)
General and administrative expense on a non-GAAP basis	$16,477	$12,890	$45,245	$36,585

* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), which was adopted on February 1, 2018.

® 2018 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	9

VEEVA SYSTEMS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(Dollars in thousands, except per share data)

(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2018	2017	2018	2017
		*As adjusted		*As adjusted
Operating expense on a GAAP basis	$100,263	$81,279	$289,264	$232,639
Stock-based compensation expense	(16,731)	(11,353)	(47,714)	(31,981)
Amortization of purchased intangibles	(977)	(978)	(2,901)	(2,902)
Capitalization of internal-use software	494	300	1,008	1,333
Deferred compensation associated with Zinc Ahead acquisition	(81)	(126)	(329)	(382)
Operating expense on a non-GAAP basis	$82,968	$69,122	$239,328	$198,707

Operating income on a GAAP basis	$63,094	$42,495	$159,868	$119,425
Stock-based compensation expense	19,918	14,018	56,647	39,186
Amortization of purchased intangibles	1,667	1,901	5,298	5,889
Capitalization of internal-use software	(494)	(300)	(1,008)	(1,333)
Amortization of internal-use software	148	173	458	453
Deferred compensation associated with Zinc Ahead acquisition	85	131	343	398
Operating income on a non-GAAP basis	$84,418	$58,418	$221,606	$164,018

Operating margin on a GAAP basis	28.1%	24.0%	25.4%	23.7%
Stock-based compensation expense	8.9	7.9	9.0	7.7
Amortization of purchased intangibles	0.7	1.1	0.8	1.2
Capitalization of internal-use software	(0.2)	(0.2)	(0.2)	(0.3)
Amortization of internal-use software	0.1	0.1	0.1	0.1
Deferred compensation associated with Zinc Ahead acquisition	—	0.1	0.1	0.1
Operating margin on a non-GAAP basis	37.6%	33.0%	35.2%	32.5%

Net income on a GAAP basis	$64,085	$34,925	$158,681	$110,523
Stock-based compensation expense	19,918	14,018	56,647	39,186
Amortization of purchased intangibles	1,667	1,901	5,298	5,889
Capitalization of internal-use software	(494)	(300)	(1,008)	(1,333)
Amortization of internal-use software	148	173	458	453
Deferred compensation associated with Zinc Ahead acquisition	85	131	343	398
Income tax effect on non-GAAP adjustments(1)	(15,080)	(11,993)	(37,382)	(45,379)
Net income on a non-GAAP basis	$70,329	$38,855	$183,037	$109,737

Diluted net income per share on a GAAP basis	$0.41	$0.23	$1.02	$0.72
Stock-based compensation expense	0.13	0.09	0.36	0.26
Amortization of purchased intangibles	0.01	0.01	0.04	0.04
Capitalization of internal-use software	—	—	—	(0.01)
Amortization of internal-use software	—	—	—	—
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	—
Income tax effect on non-GAAP adjustments(1)	(0.10)	(0.08)	(0.24)	(0.29)
Diluted net income per share on a non-GAAP basis	$0.45	$0.25	$1.18	$0.72

* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), which was adopted on February 1, 2018.

(1) For the three and nine months ended October 31, 2018, management used an estimated annual effective non-GAAP tax rate of 21.0%. In the same period last year, management used an estimated annual effective non-GAAP tax rate of 35.0%.

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